                                                      Exhibit 21.1

                          LIST OF SUBSIDIARIES

      Corporation                                                 State
      -----------                                                 -----
Memorial Service Life Insurance Company                           Texas
    Lincoln Memorial Life Insurance Company                       Texas
        World Service Life Insurance Company of America           Alabama
Wise & Associates, Inc.                                           Missouri